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EXHIBIT 10.2

THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS NOTE AND/OR SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                           CONVERTIBLE PROMISSORY NOTE
$302,782.39                                                        March 7, 2006
                                                                Portland, Oregon

         For value received, RIM SEMICONDUCTOR COMPANY, a Utah corporation ("MAKER"), hereby unconditionally promises to pay to the order of Ray Willenberg, Jr. ("PAYEE") the principal sum of THREE HUNDRED TWO THOUSAND SEVEN HUNDRED EIGHTY TWO AND 39/100 DOLLARS ($302,782.39) together with interest on the unpaid principal balance from time to time outstanding at a rate per annum equal to 8% (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days); provided that, in no event shall the interest rate hereunder exceed the Highest Lawful Rate (as defined in Paragraph
4).

         Interest on this Convertible Promissory Note ("Note") shall accrue from the date hereof. All principal of and interest on this Note shall be due and payable on the earlier of March 3, 2008 or the date Payee's employment with Maker is terminated by Maker (the "MATURITY DATE"); provided, however, that Maker shall have the right in its sole discretion to extend the Maturity Date for an additional period of up to 180 days.

         This Note amends, restates and replaces in all respects that certain promissory note in the principal amount of $383,910.72 dated March 25, 2005, between Maker and Payee (the "OLD NOTE") including, without limitation, all of Maker's obligations under the Old Note.

         All payments on this Note shall be due and payable in lawful money of the United States of America at 7825 Fay Avenue, Suite 200, La Jolla, California 92037 (or such other place as Payee may from time to time designate).

         1. EVENTS OF DEFAULT AND REMEDIES. In the event Maker fails to pay the amount due under this Note within ten Business Days (as hereafter defined) after the due date, the holder of this Note may (i) offset against this Note any sum or sums owed by the holder hereof to Maker, or (ii) proceed to protect and enforce his rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or to enforce any other legal or equitable right of the holder of this Note. As used herein, a "BUSINESS DAY" is any day other than a Saturday, Sunday or a legal holiday for financial institutions in Portland, Oregon.

         2. VOLUNTARY PREPAYMENTS. This Note may be voluntarily prepaid in whole or in part at any time prior to conversion of this Note by the holder hereof in accordance with Paragraph 3 hereof. At any time prior to payment on this Note, the holder hereof shall have the option of exercising its Optional Conversion rights under Paragraph 3.

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         3. CONVERSION.

                  (a) CONVERSION OPTION. This Note shall be convertible at the option of Payee or other holder hereof (the "OPTIONAL CONVERSION"), at any time, in whole or in part, in lieu of and in satisfaction of the unpaid principal and unpaid interest hereunder. This Note shall be convertible into that number of fully paid and nonassessable shares of Common Stock (as defined in Paragraph 4) as is equal to the quotient of the unpaid principal plus the unpaid interest divided by the applicable Conversion Price (as defined in Paragraph 4) in effect from time to time. Upon any Optional Conversion, the outstanding principal and unpaid interest due under this Note shall be reduced in full by an amount equal to the number of shares of Common Stock issued upon such conversion multiplied by the applicable Conversion Price.

                  (b) CONVERSION PROCEDURES. If Payee desires to convert this
Note into Common Stock, it shall surrender this Note to Maker at its principal executive offices, accompanied by proper instruments of transfer to Maker or in blank, accompanied by irrevocable written notice to Maker that Payee elects so to convert this Note and the name or names (with address) in which a certificate or certificates for Common Stock are to be issued. Maker shall, as soon as practicable after such written notice and compliance with any other conditions herein contained, deliver at such office to Payee, certificates for the number of full shares of Common Stock to which it shall be entitled. Such conversion shall be deemed to have been made as of the date of such surrender of this Note, and the person or persons entitled to receive Common Stock or other securities deliverable upon conversion shall be treated for all purposes as the record holder or holders thereof on such date.

                  (c) CERTAIN ADJUSTMENTS. The applicable Conversion Price and the number of securities issuable upon conversion of this Note shall be subject to adjustment from time to time as follows:

                           (i) In case Maker shall at any time after the date hereof (1) pay a dividend or make a distribution on its capital stock that is paid or made in shares of stock of Maker, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or
         (3) combine its outstanding shares of Common Stock into a smaller number of shares, then in each such case the applicable Conversion Price in effect immediately prior thereto and the securities issuable shall be adjusted retroactively as provided below so that Payee thereafter shall be entitled to receive the number of shares of Common Stock of Maker and other shares and rights to purchase stock or other securities which Payee would have owned or have been entitled to receive after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event or any record date with respect thereto. In the event of the redemption of any shares referred to in clause (1), Payee shall have the right to receive, in lieu of any such shares or rights, any cash, property or securities paid in respect of such redemption. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                           (ii) Whenever the Conversion Price is adjusted as provided above, Maker shall compute the adjusted Conversion Price in accordance herewith and mail to Payee a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

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                           (iii) In the event that at any time, as a result of
         any adjustment made pursuant to this Paragraph, Payee shall become entitled to receive any shares of Maker other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in these provisions with respect to Common Stock.

                  (d) NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of this Note. All calculations of the number of shares of Common Stock to be issued upon conversion of this Note shall be rounded to the nearest whole share.

                  (e) RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any reclassification of Common Stock, any consolidation of Maker with, or merger of Maker into, any other person, any merger of another person into Maker (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of Maker), any sale or transfer of all or substantially all of the assets of Maker or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby Payee shall have the right thereafter, during the period this Note shall be convertible hereunder, to convert this Note only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of Maker into which this Note might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange assuming such holder of Common Stock of Maker
(i) is not a person with which Maker consolidated or into which Maker merged or which merged into Maker, to which such sale or transfer was made or a party to such share exchange, as the case may be ("CONSTITUENT PERSON"), or an affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange is not the same for each share of Common Stock of Maker held immediately prior to such consolidation, merger, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Maker, the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires Maker's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.


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                  (f) RESERVATION OF SHARES; TRANSFER TAXES; ETC. Maker shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of this Note, such number of shares of its Common Stock and other securities free of preemptive rights as shall from time to time be sufficient to effect the conversion of this Note. Maker shall from time to time, in accordance with the laws of the State of Utah, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of this Note. If the Common Stock is listed on the New
York Stock Exchange, the Nasdaq National Market, or any other national securities exchange, Maker will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of this Note. Maker shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock or other securities upon conversion of this Note by Payee.

         4. DEFINED TERMS. As used in this Note, the following terms have the respective meanings set forth below:

                  (a) "COMMON STOCK" shall mean the common stock of Maker and any capital stock into which such common stock shall have been changed and any other stock resulting from any reclassification of such stock which is not preferred as to dividends or assets over any other class of stock which shall be in effect from time to time.

                  (b) "CONVERSION PRICE" shall mean, subject to adjustment as provided in Paragraph 3(c) hereof, the closing market price of Maker's common stock as of the date of Conversion.

                  (c) "HIGHEST LAWFUL RATE" means, at any given time during which indebtedness shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws of the United States and the State of Oregon applicable thereto which are presently in effect or, to the extent allowed by law, under such applicable laws of the United States and the State of Oregon which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow, in any case after taking into account, to the extent required by applicable law, any and all relevant payments or charges under this Note and any documents executed in connection herewith.

         5. NO IMPAIRMENT. Maker will not, by amendment of its certificate or articles of incorporation or through any reorganization, transfer of assets, merger, dissolution, issuance or sale of securities or any other voluntary action or inaction, intentionally avoid or seek to avoid the observance or performance of any of the material terms to be observed or performed hereunder by Maker but will at all times in good faith assist in the carrying out of all the provisions of this Note.


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         6. CUMULATIVE RIGHTS. No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.

         7. WAIVER. Maker, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur; agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note; and hereby consent to any and all renewals, extensions, indulgences, releases, or changes hereof or hereto, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

         8. ATTORNEYS' FEES AND COSTS. Maker promises to pay, upon Payee's demand therefor, all costs and expenses, including reasonable attorneys' fees (defined as being actual hours worked at the standard billing rates of the attorneys involved in any matter), incurred in the collection and enforcement of this Note.

         9. NO ORAL AGREEMENTS. THIS NOTE (ALONG WITH THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED PURSUANT THERETO) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         10. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Oregon.

         11. SEVERABILITY. If any provision of this Note shall be held to be unenforceable by a court of competent jurisdiction, such provisions shall be severed from this Note and the remainder of this Note shall continue in full force and effect.

         12. ASSIGNMENT. This Note, or any portion hereof, may be assigned by Payee without the consent of Maker. Any such assignment by Payee shall be in compliance with the Securities Act and applicable state securities laws.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.


                                   MAKER:

                                   RIM SEMICONDUCTOR COMPANY


                                   By:        /s/ Brad Ketch
                                              ----------------------------------
                                              Brad Ketch
                                              Chief Executive Officer

                                   Address:   305 N.E. 102nd Avenue, Suite 105
                                              Portland, Oregon 97220
                                              Phone:   (503) 257-6700
                                              Fax:     (503) 257-6622


                                   ACKNOWLEDGED:


                                   PAYEE:


                                   By:        /s/ Ray Willenberg, Jr.
                                              ----------------------------------
                                              Ray Willenberg, Jr.


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